Exhibit 99.1

Equinix Reports Fourth Quarter And Full Year 2019 Results

Interconnection and Data Center Leader Delivers 68th Consecutive Quarter of Revenue Growth

REDWOOD CITY, Calif., Feb. 12, 2020 /PRNewswire/ --

  Delivered 2019 annual revenues increase of 10% year-over-year to $5.562 billion. This reflects a 9% year-over-year increase on a normalized and constant currency basis
  Named a leader in the first-ever IDC MarketScape report for Worldwide Colocation and Interconnection Services
  Customer deployments across multiple metros increased to 87% of total recurring revenues, demonstrating the value of the Equinix global platform
  Appointed Adaire Fox-Martin to Board of Directors

Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today reported results for the quarter and year ended December 31, 2019. Equinix uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements. All per share results are presented on a fully diluted basis.

2019 Results Summary

  Revenues
    $5.562 billion, a 10% increase over the previous year or a normalized and constant currency increase of 9%
  Operating Income
    $1.170 billion, a 20% increase over the previous year, and an operating margin of 21%
  Adjusted EBITDA
    $2.688 billion, a 48% adjusted EBITDA margin
    Includes $9 million of integration costs
  Net Income and Net Income per Share attributable to Equinix
    $507 million, a 39% increase over the previous year
    $5.99 per share, a 31% increase over the previous year
  AFFO and AFFO per Share
    $1.931 billion, a 16% increase over the previous year or 13% on a normalized and constant currency basis
    $22.81 per share, a 10% increase over the previous year or 8% on a normalized and constant currency basis
    Includes $9 million of integration costs

2020 Annual Guidance Summary

  Revenues
    $6.000 - $6.050 billion, an 8 - 9% increase over the previous year, both on an as-reported and normalized and constant currency basis
  Adjusted EBITDA
    $2.858 - $2.908 billion, a 48% adjusted EBITDA margin
    Assumes $10 million of integration costs
  AFFO and AFFO per Share
    $2.108 - $2.158 billion, an increase of 9 - 12% over the previous year or a normalized and constant currency increase of 11 - 14%
    $24.42 - $25.00 per share, an increase of 7 - 10% over the previous year or a normalized and constant currency increase of 9 - 11%
    Assumes $10 million of integration costs

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Quote
Charles Meyers, President and CEO, Equinix:

"2019 was a great year for Equinix, delivering $5.6 billion of revenue, ahead of our expectations, as we continue to drive value on both the top-line and at the per-share level. The pace of digital transformation continues to accelerate, creating seismic shifts across industries as businesses embrace interconnection as critical to their infrastructure strategy, and adopt hybrid and multicloud as the clear architecture of choice. In 2020, we will continue our focus on evolving Platform Equinix, adding new capabilities and service offerings to meet the digital transformation needs of our customers, expanding our global reach and scaling our go-to-market engine to execute on the opportunity ahead. We are excited about the year ahead and continuing to build a company that is simultaneously driving great business results and positively impacting our world."

Business Highlights

  Equinix continues to progress its vision to evolve Platform Equinix® into a global platform that interconnects and integrates global businesses at the digital edge. On January 14, 2020, Equinix announced it signed a definitive agreement to acquire Packet, the leading bare metal automation platform. Equinix intends to leverage the Packet offering to accelerate the development and delivery of its interconnected edge services. By integrating Packet's innovative and developer-oriented bare metal service offering, Equinix intends to create a world-class, enterprise-grade bare metal offering that will allow customers to rapidly deploy digital infrastructure, within minutes, at global scale.
  In January, Equinix was named a leader in IDC's first-ever assessment of the colocation and interconnection services vendor market using the IDC MarketScape model. The IDC MarketScape report for Worldwide Colocation and Interconnection Services 2019-2020 vendor assessment (doc #US4517419, December 2019) is a key milestone in the evolution of the data center and networking industry, as it reflects the demand for colocation and interconnection. The recognition of Equinix as a leader in this report underscores the value of Platform Equinix and highlights the competitive advantages that Equinix has over its competitors.
  Equinix continued to expand the reach of its global platform and currently operates across 55 metros in 26 countries including the recently completed acquisition of three Axtel data centers that serve two new strategic technology metros in Mexico. And, the company plans to build out new markets in Hamburg and Muscat this year. The benefit of this unparalleled reach is reflected in strong cross-regional activity with customer deployments across multiple metros increasing to 87% of total recurring revenues.
  Interconnection revenues grew 13% year-over-year on an as-reported basis and 14% on a normalized and constant currency basis, driven by strong customer response to Equinix Cloud Exchange Fabric™ (ECX Fabric™), good traction in new internet exchange markets, and solid interconnection net adds. Today, Equinix has the most comprehensive global interconnection platform, now comprising over 363,000 physical and virtual interconnections. The company delivered its twelfth consecutive quarter of adding more interconnections than the rest of its top 10 competitors combined. In Q4, Equinix added an incremental 7,400 interconnections, fueled by high gross adds from new streaming services, expanding inter-metro connections, and seasonably lower churn. Peak internet exchange traffic grew by 10% this quarter, helped by new OTT video offerings.
  Equinix achieved its second best gross and net bookings this quarter with strong performance across all three regions (Americas, EMEA and Asia-Pacific) and notable momentum in Asia-Pacific. In 2019, Equinix closed over 17,000 deals, demonstrating the tremendous scale of the company's go-to-market engine and the differentiated nature of the Equinix value proposition. In Q4, Equinix achieved a record number of new wins across multiple verticals. The content and digital media vertical experienced record bookings led by Asia-Pacific and strength in the gaming, publishing and eCommerce sectors as digital transformation continues to shape this vertical. The financial services vertical achieved its third highest bookings led by capital markets providers and multinational financials as cloud adoption accelerates.
  Equinix continues to make significant progress with the company's hyperscale strategy with six announced projects underway across all three regions and a strong pipeline of customer demand. In Q4, Equinix announced the completion of the formation of the greater than US$1.0 billion joint venture in the form of a limited liability partnership with GIC, Singapore's sovereign wealth fund, to develop and operate xScale™ data centers in Europe. Equinix is advancing additional joint venture conversations in Japan and other targeted geographies.
  Equinix's financial strength remains a significant and strategic advantage. Equinix leveraged the company's newly achieved investment-grade rating to reduce its interest burden as demonstrated by raising $2.8 billion in debt during Q4 to refinance a portion of the company's outstanding high-yield debt at more favorable rates.

Business Outlook

For the first quarter of 2020, Equinix expects revenues to range between $1.450 and $1.460 billion, an increase of 3% quarter-over-quarter at the midpoint or 2% on a normalized and constant currency basis. This guidance includes a foreign currency benefit of $4 million when compared to the average FX rates in Q4 2019 and $5 million in revenues from the Axtel acquisition. Adjusted EBITDA is expected to range between $686 and $696 million, which includes a $2 million foreign currency benefit when compared to the average FX rates in Q4 2019. Adjusted EBITDA includes $4 million of integration costs related to acquisitions. Recurring capital expenditures are expected to range between $19 and $29 million.

For the full year of 2020, total revenues are expected to range between $6.000 and $6.050 billion, an 8 - 9% increase over the previous year, on both an as-reported and normalized and constant currency basis. This guidance includes a negative foreign currency impact of $12 million when compared to the average FX rates in 2019 and $18 - $22 million in revenues from the Axtel acquisition. Adjusted EBITDA is expected to range between $2.858 and $2.908 billion, an adjusted EBITDA margin of 48%. This adjusted EBITDA includes a negative foreign currency impact of $8 million when compared to the average FX rates in 2019, higher utilities and property tax expenses and strategic investments in Go-to-Market and Product initiatives. For the year, the company expects to incur $10 million in integration costs related to acquisitions. AFFO is expected to range between $2.108 and $2.158 billion, an increase of 9 - 12% over the previous year, or a normalized and constant currency increase of 11 - 14%. This AFFO guidance includes $10 million in integration costs related to acquisitions. AFFO per share is expected to range between $24.42 and $25.00, an increase of 9 - 11% over the previous year, on a normalized and constant currency basis. Non-recurring capital expenditures are expected to range between $1.880 and $2.070 billion and recurring capital expenditures are expected to range between $170 and $180 million.

The U.S. dollar exchange rates used for 2020 guidance, taking into consideration the impact of our current foreign currency hedges, have been updated to $1.15 to the Euro, $1.32 to the Pound, S$1.34 to the U.S. dollar, ¥109 to the U.S. dollar and R$4.02 to the U.S. dollar. The Q4 2019 global revenue breakdown by currency for the Euro, British Pound, Singapore Dollar, Japanese Yen and Brazilian Real is 20%, 9%, 7%, 6% and 3%, respectively.

The adjusted EBITDA guidance is based on the revenue guidance less our expectations of cash cost of revenues and cash operating expenses. The AFFO guidance is based on the adjusted EBITDA guidance less our expectations of net interest expense, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, income tax expense, an income tax expense adjustment, recurring capital expenditures, other income (expense), (gains) losses on disposition of real estate property and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

Q4 2019 Results Conference Call and Replay Information

Equinix will discuss its quarterly results for the period ended December 31, 2019, along with its future outlook, in its quarterly conference call on Wednesday, February 12, 2020, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live webcast of the call will be available on the Company's Investor Relations website at www.equinix.com/investors. To hear the conference call live, please dial 1-517-308-9482 (domestic and international) and reference the passcode EQIX.

A replay of the call will be available one hour after the call, through Wednesday, May 6, 2020, by dialing 1-203-369-3370 and entering passcode (2020). In addition, the webcast will be available on the company's website at www.equinix.com/investors (no password required).

Investor Presentation and Supplemental Financial Information

Equinix has made available on its website a presentation designed to accompany the discussion of Equinix's results and future outlook, along with certain supplemental financial information and other data. Interested parties may access this information through the Equinix Investor Relations website at www.equinix.com/investors.

Additional Resources

  Equinix Investor Relations Resources

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. On this global platform for digital business, companies come together across more than 50 markets on five continents to reach everywhere, interconnect everyone and integrate everything they need to create their digital futures.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles ("GAAP"), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures to evaluate its operations.

Equinix provides normalized and constant currency growth rates, which are calculated to adjust for acquisitions, dispositions, integration costs, changes in accounting principles and foreign currency.

Equinix presents adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA represents income or loss from operations excluding depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales.

In presenting non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow, Equinix excludes certain items that it believes are not good indicators of Equinix's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales. Equinix excludes these items in order for its lenders, investors and the industry analysts who review and report on Equinix to better evaluate Equinix's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of an IBX® data center, and do not reflect its current or future cash spending levels to support its business. Its IBX data centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of an IBX data center do not recur with respect to such data center, although Equinix may incur initial construction costs in future periods with respect to additional IBX data centers, and future capital expenditures remain minor relative to the initial investment. This is a trend it expects to continue. In addition, depreciation is also based on the estimated useful lives of the IBX data centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX data centers and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix also excludes amortization expense related to acquired intangible assets. Amortization expense is significantly affected by the timing and magnitude of acquisitions and these charges may vary in amount from period to period. We exclude amortization expense to facilitate a more meaningful evaluation of our current operating performance and comparisons to our prior periods. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix also believes are not meaningful in evaluating Equinix's current operations. Equinix excludes stock-based compensation expense, as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, Equinix and many investors and analysts exclude stock-based compensation expense to compare its operating results with those of other companies. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to Equinix's decision to exit leases for excess space adjacent to several of its IBX data centers, which it did not intend to build out, or its decision to reverse such restructuring charges. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Equinix also excludes gain or loss on asset sales as it represents profit or loss that is not meaningful in evaluating the current or future operating performance. Finally, Equinix excludes transaction costs from its non-GAAP financial measures to allow more comparable comparisons of the financial results to the historical operations. The transaction costs relate to costs Equinix incurs in connection with business combinations and formation of joint ventures, including advisory, legal, accounting, valuation and other professional or consulting fees. Such charges generally are not relevant to assessing the long-term performance of Equinix. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the transactions. Management believes items such as restructuring charges, impairment charges, transaction costs and gain or loss on asset sales are non-core transactions; however, these types of costs may occur in future periods.

Equinix also presents funds from operations ("FFO") and adjusted funds from operations ("AFFO"), both commonly used in the REIT industry, as supplemental performance measures. FFO is calculated in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items. AFFO represents FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, recurring capital expenditures, net income or loss from discontinued operations, net of tax and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items. Equinix excludes depreciation expense, amortization expense, accretion, stock-based compensation, restructuring charges, impairment charges and transaction costs for the same reasons that they are excluded from the other non-GAAP financial measures mentioned above.

Equinix includes an adjustment for revenues from installation fees, since installation fees are deferred and recognized ratably over the period of contract term, although the fees are generally paid in a lump sum upon installation. Equinix includes an adjustment for straight-line rent expense on its operating leases, since the total minimum lease payments are recognized ratably over the lease term, although the lease payments generally increase over the lease term. Equinix also includes an adjustment to contract costs incurred to obtain contracts, since contract costs are capitalized and amortized over the estimated period of benefit on a straight-line basis, although costs of obtaining contracts are generally incurred and paid during the period of obtaining the contracts. The adjustments for installation revenues, straight-line rent expense and contract costs are intended to isolate the cash activity included within the straight-lined or amortized results in the consolidated statement of operations. Equinix excludes the amortization of deferred financing costs and debt discounts and premiums as these expenses relate to the initial costs incurred in connection with its debt financings that have no current or future cash obligations. Equinix excludes gain or loss on debt extinguishment since it represents a cost that is not a good indicator of Equinix's current or future operating performance. Equinix includes an income tax expense adjustment, which represents the non-cash tax impact due to changes in valuation allowances and uncertain tax positions that do not relate to the current period's operations. Equinix excludes recurring capital expenditures, which represent expenditures to extend the useful life of its IBX data centers or other assets that are required to support current revenues. Equinix also excludes net income or loss from discontinued operations, net of tax, which represents results that are not a good indicator of our current or future operating performance.

Equinix presents constant currency results of operations, which is a non-GAAP financial measure and is not meant to be considered in isolation or as an alternative to GAAP results of operations. However, Equinix has presented this non-GAAP financial measure to provide investors with an additional tool to evaluate its operating results without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Equinix's business performance. To present this information, Equinix's current and comparative prior period revenues and certain operating expenses from entities with functional currencies other than the U.S. dollar are converted into U.S. dollars at a consistent exchange rate for purposes of each result being compared.

Non-GAAP financial measures are not a substitute for financial information prepared in accordance with GAAP. Non-GAAP financial measures should not be considered in isolation, but should be considered together with the most directly comparable GAAP financial measures and the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Equinix presents such non-GAAP financial measures to provide investors with an additional tool to evaluate its operating results in a manner that focuses on what management believes to be its core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should, therefore, exercise caution when comparing non-GAAP financial measures used by us to similarly titled non-GAAP financial measures of other companies. Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income or loss from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX data centers and developing, deploying and delivering Equinix products and solutions; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenues from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; risks related to our taxation as a REIT; and other risks described from time to time in Equinix filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

EQUINIX, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Recurring revenues	$1,337,977	$1,319,336	$1,230,318	$5,238,186	$4,776,502
Non-recurring revenues	79,158	77,474	79,765	323,954	295,152
Revenues	1,417,135	1,396,810	1,310,083	5,562,140	5,071,654
Cost of revenues	725,636	704,339	670,935	2,810,184	2,605,475
Gross profit	691,499	692,471	639,148	2,751,956	2,466,179
Operating expenses:
Sales and marketing	160,556	161,574	161,804	651,046	633,702
General and administrative	245,504	241,812	206,146	935,018	826,694
Transaction costs	16,545	2,991	481	24,781	34,413
Impairment charges	(233)	1,189	—	15,790	—
Gain on asset sales	(43,847)	(463)	—	(44,310)	(6,013)
Total operating expenses	378,525	407,103	368,431	1,582,325	1,488,796
Income from operations	312,974	285,368	270,717	1,169,631	977,383
Interest and other income (expense):
Interest income	7,532	8,201	3,002	27,697	14,482
Interest expense	(117,617)	(118,674)	(129,978)	(479,684)	(521,494)
Other income	12,336	3,428	4,498	27,778	14,044
Gain (loss) on debt extinguishment	(52,758)	315	(12,163)	(52,825)	(51,377)
Total interest and other, net	(150,507)	(106,730)	(134,641)	(477,034)	(544,345)
Income before income taxes	162,467	178,638	136,076	692,597	433,038
Income tax expense	(37,632)	(57,827)	(26,054)	(185,352)	(67,679)
Net income	124,835	120,811	110,022	507,245	365,359
Net loss attributable to non-controlling interests	160	39	—	205	—
Net income attributable to Equinix	$124,995	$120,850	$110,022	$507,450	$365,359
Net income per share attributable to Equinix:
Basic net income per share	$1.47	$1.42	$1.37	$6.03	$4.58
Diluted net income per share	$1.46	$1.41	$1.36	$5.99	$4.56
Shares used in computing basic net income per share	85,289	85,012	80,509	84,140	79,779
Shares used in computing diluted net income per share	85,831	85,571	80,740	84,679	80,197

EQUINIX, INC.
Condensed Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income	$124,835	$120,811	$110,022	$507,245	$365,359
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment ("CTA") gain (loss)	283,185	(284,927)	(68,795)	(58,334)	(421,743)
Unrealized gain (loss) on cash flow hedges	(22,928)	14,217	6,287	(3,842)	43,671
Net investment hedge CTA gain (loss)	(154,596)	188,897	38,934	73,294	219,628
Net actuarial gain (loss) on defined benefit plans	(22)	(8)	20	(48)	55
Total other comprehensive income (loss), net of tax	105,639	(81,821)	(23,554)	11,070	(158,389)
Comprehensive income, net of tax	230,474	38,990	86,468	518,315	206,970
Net loss attributable to non-controlling interests	160	39	—	205	—
Other comprehensive (income) loss attributable to non-controlling interests	(16)	28	—	19	—
Comprehensive income attributable to Equinix	$230,618	$39,057	$86,468	$518,539	$206,970

EQUINIX, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2019	December 31, 2018
Assets
Cash and cash equivalents	$1,869,577	$606,166
Short-term investments	10,362	4,540
Accounts receivable, net	689,134	630,119
Other current assets	303,543	274,857
Total current assets	2,872,616	1,515,682
Property, plant and equipment, net	12,152,597	11,026,020
Operating lease right-of-use assets	1,475,367	—
Goodwill	4,781,858	4,836,388
Intangible assets, net	2,102,389	2,333,296
Other assets	580,788	533,252
Total assets	$23,965,615	$20,244,638
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$760,718	$756,692
Accrued property, plant and equipment	301,535	179,412
Current portion of operating lease liabilities	145,606	—
Current portion of finance lease liabilities	75,239	77,844
Current portion of mortgage and loans payable	77,603	73,129
Current portion of senior notes	643,224	300,999
Other current liabilities	153,938	126,995
Total current liabilities	2,157,863	1,515,071
Operating lease liabilities, less current portion	1,315,656	—
Finance lease liabilities, less current portion	1,430,882	1,441,077
Mortgage and loans payable, less current portion	1,289,434	1,310,663
Senior notes, less current portion	8,309,673	8,128,785
Other liabilities	621,725	629,763
Total liabilities	15,125,233	13,025,359
Common stock	86	81
Additional paid-in capital	12,696,433	10,751,313
Treasury stock	(144,256)	(145,161)
Accumulated dividends	(4,168,469)	(3,331,200)
Accumulated other comprehensive loss	(934,613)	(945,702)
Retained earnings	1,391,425	889,948
Total Equinix stockholders' equity	8,840,606	7,219,279
Non-controlling interests	(224)	—
Total stockholders' equity	8,840,382	7,219,279
Total liabilities and stockholders' equity	$23,965,615	$20,244,638

Ending headcount by geographic region is as follows:
Americas headcount	3,672	3,480
EMEA headcount	2,941	2,751
Asia-Pacific headcount	1,765	1,672
Total headcount	8,378	7,903

EQUINIX, INC.
Summary of Debt Principal Outstanding
(in thousands)
(unaudited)

	December 31, 2019	December 31, 2018

Finance lease liabilities	$1,506,121	$1,518,921

Term loans	1,282,302	1,337,868
Mortgage payable and other loans payable	84,735	45,924
Plus: debt discount and issuance costs, net	3,081	4,732
Total mortgage and loans payable principal	1,370,118	1,388,524

Senior notes	8,952,897	8,429,784
Plus: debt issuance costs	78,030	75,372
Less: debt premium	(1,716)	(5,031)
Total senior notes principal	9,029,211	8,500,125

Total debt principal outstanding	$11,905,450	$11,407,570

EQUINIX, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018

Cash flows from operating activities:
Net income	$124,835	$120,811	$110,022	$507,245	$365,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	328,295	321,746	305,130	1,285,296	1,226,741
Stock-based compensation	62,126	63,871	40,867	236,539	180,716
Amortization of debt issuance costs and debt discounts and premiums	3,613	3,196	3,009	13,042	13,618
(Gain) loss on debt extinguishment	52,758	(315)	12,163	52,825	51,377
Gain on asset sales	(43,847)	(463)	—	(44,310)	(6,013)
Impairment charges	(233)	1,189	—	15,790	—
Other items	3,831	2,820	10,704	19,620	27,644
Changes in operating assets and liabilities:
Accounts receivable	96,480	3,331	32,195	(26,909)	(52,931)
Income taxes, net	(40,649)	42,482	22,206	32,495	(10,670)
Accounts payable and accrued expenses	(34,588)	10,647	30,713	(27,928)	35,495
Operating lease right-of-use assets	40,805	29,743	—	149,031	—
Operating lease liabilities	(40,032)	(38,254)	—	(152,091)	—
Other assets and liabilities	(23,724)	(61,810)	(8,380)	(67,917)	(15,910)
Net cash provided by operating activities	529,670	498,994	558,629	1,992,728	1,815,426
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	(5,776)	(2,905)	1,402	(20,523)	20,597
Business acquisitions, net of cash and restricted cash acquired	—	—	(502)	(34,143)	(829,687)
Purchases of real estate	(104,865)	(16,852)	(45,806)	(169,153)	(182,418)
Purchases of other property, plant and equipment	(714,561)	(556,822)	(680,665)	(2,079,521)	(2,096,174)
Proceeds from asset sales	358,656	117	—	358,773	12,154
Net cash used in investing activities	(466,546)	(576,462)	(725,571)	(1,944,567)	(3,075,528)

Cash flows from financing activities:
Proceeds from employee equity awards	—	24,425	33	52,018	50,136
Payment of dividend distributions	(210,360)	(212,752)	(183,858)	(836,164)	(738,600)
Proceeds from public offering of common stock, net of offering costs	—	99,421	114,299	1,660,976	388,172
Proceeds from loans payable	—	—	—	—	424,650
Proceeds from senior notes, net of debt discounts	2,797,906	—	—	2,797,906	929,850
Repayment of finance lease liabilities	(63,701)	(19,673)	(14,119)	(126,486)	(103,774)
Repayment of mortgage and loans payable	(19,431)	(17,584)	(17,975)	(73,227)	(447,473)
Repayment of senior notes	(2,056,289)	—	—	(2,206,289)	—
Debt extinguishment costs	(43,311)	—	—	(43,311)	(20,556)
Debt issuance costs	(23,341)	—	—	(23,341)	(12,218)
Other financing activities	—	—	725	—	725
Net cash provided by (used in) financing activities	381,473	(126,163)	(100,895)	1,202,082	470,912
Effect of foreign currency exchange rates on cash, cash equivalents and restricted cash	21,883	(13,528)	(2,963)	8,766	(33,907)
Net increase (decrease) in cash, cash equivalents and restricted cash	466,480	(217,159)	(270,800)	1,259,009	(823,097)
Cash, cash equivalents and restricted cash at beginning of period	1,420,133	1,637,292	898,404	627,604	1,450,701
Cash, cash equivalents and restricted cash at end of period	$1,886,613	$1,420,133	$627,604	$1,886,613	$627,604
Supplemental cash flow information:
Cash paid for taxes	$47,507	$29,383	$15,727	$136,583	$93,375
Cash paid for interest	$141,140	$153,265	$121,779	$553,815	$496,794

Free cash flow (negative free cash flow) (1)	$68,900	$(74,563)	$(168,344)	$68,684	$(1,280,699)

Adjusted free cash flow (adjusted negative free cash flow) (2)	$173,765	$(57,711)	$(122,036)	$271,980	$(268,594)

(1)

We define free cash flow (negative free cash flow) as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$529,670	$498,994	$558,629	$1,992,728	$1,815,426
Net cash used in investing activities as presented above	(466,546)	(576,462)	(725,571)	(1,944,567)	(3,075,528)
Purchases, sales and maturities of investments, net	5,776	2,905	(1,402)	20,523	(20,597)
Free cash flow (negative free cash flow)	$68,900	$(74,563)	$(168,344)	$68,684	$(1,280,699)

(2)

We define adjusted free cash flow (adjusted negative free cash flow) as free cash flow (negative free cash flow) as defined above, excluding any purchases of real estate and business acquisitions, net of cash and restricted cash acquired as presented below:

Free cash flow (negative free cash flow) as defined above)	$68,900	$(74,563)	$(168,344)	$68,684	$(1,280,699)
Less business acquisitions, net of cash and restricted cash acquired	—	—	502	34,143	829,687
Less purchases of real estate	104,865	16,852	45,806	169,153	182,418
Adjusted free cash flow (adjusted negative free cash flow)	$173,765	$(57,711)	$(122,036)	$271,980	$(268,594)

EQUINIX, INC.
Non-GAAP Measures and Other Supplemental Data
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	Recurring revenues	$1,337,977	$1,319,336	$1,230,318	$5,238,186	$4,776,502
	Non-recurring revenues	79,158	77,474	79,765	323,954	295,152
	Revenues (1)	1,417,135	1,396,810	1,310,083	5,562,140	5,071,654

	Cash cost of revenues (2)	477,144	464,950	445,995	1,851,458	1,696,436
	Cash gross profit (3)	939,991	931,860	864,088	3,710,682	3,375,218

	Cash operating expenses (4)(7):
	Cash sales and marketing expenses (5)	100,430	98,117	99,613	401,877	382,489
	Cash general and administrative expenses (6)	163,701	159,041	147,280	621,078	579,489
	Total cash operating expenses (4)(7)	264,131	257,158	246,893	1,022,955	961,978

	Adjusted EBITDA (8)	$675,860	$674,702	$617,195	$2,687,727	$2,413,240

	Cash gross margins (9)	66%	67%	66%	67%	67%

	Adjusted EBITDA margins (10)	48%	48%	47%	48%	48%

	Adjusted EBITDA flow-through rate (11)	6%	(20)%	18%	56%	51%

	FFO (12)	$304,025	$331,485	$332,810	$1,314,556	$1,253,120

	AFFO (13) (14)	$472,611	$472,744	$414,145	$1,931,122	$1,659,097

	Basic FFO per share (15)	$3.56	$3.90	$4.13	$15.62	$15.71

	Diluted FFO per share (15)	$3.54	$3.87	$4.12	$15.52	$15.63

	Basic AFFO per share (15)	$5.54	$5.56	$5.14	$22.95	$20.80

	Diluted AFFO per share(15)	$5.51	$5.52	$5.13	$22.81	$20.69

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$443,991	$441,596	$438,150	$1,769,654	$1,732,998
	Interconnection	149,474	146,212	137,031	576,709	532,163
	Managed infrastructure	21,485	24,082	20,070	90,262	75,595
	Other	5,020	3,392	5,350	19,743	16,570
	Recurring revenues	619,970	615,282	600,601	2,456,368	2,357,326
	Non-recurring revenues	33,696	29,993	37,547	131,359	127,408
	Revenues	$653,666	$645,275	$638,148	$2,587,727	$2,484,734

	EMEA Revenues:

	Colocation	$359,423	$357,201	$315,118	$1,395,544	$1,201,769
	Interconnection	44,350	41,063	35,288	161,552	138,874
	Managed infrastructure	28,495	27,651	29,881	113,631	118,685
	Other	3,458	1,787	1,482	10,019	8,164
	Recurring revenues	435,726	427,702	381,769	1,680,746	1,467,492
	Non-recurring revenues	28,063	30,438	21,315	125,698	95,145
	Revenues	$463,789	$458,140	$403,084	$1,806,444	$1,562,637

	Asia-Pacific Revenues:

	Colocation	$219,306	$214,304	$191,891	$857,009	$735,404
	Interconnection	41,180	39,495	34,917	155,328	130,928
	Managed infrastructure	21,795	22,553	21,140	88,735	85,352
	Recurring revenues	282,281	276,352	247,948	1,101,072	951,684
	Non-recurring revenues	17,399	17,043	20,903	66,897	72,599
	Revenues	$299,680	$293,395	$268,851	$1,167,969	$1,024,283

	Worldwide Revenues:

	Colocation	$1,022,720	$1,013,101	$945,159	$4,022,207	$3,670,171
	Interconnection	235,004	226,770	207,236	893,589	801,965
	Managed infrastructure	71,775	74,286	71,091	292,628	279,632
	Other	8,478	5,179	6,832	29,762	24,734
	Recurring revenues	1,337,977	1,319,336	1,230,318	5,238,186	4,776,502
	Non-recurring revenues	79,158	77,474	79,765	323,954	295,152
	Revenues	$1,417,135	$1,396,810	$1,310,083	$5,562,140	$5,071,654

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$725,636	$704,339	$670,935	$2,810,184	$2,605,475
	Depreciation, amortization and accretion expense	(241,753)	(232,285)	(219,799)	(933,371)	(890,792)
	Stock-based compensation expense	(6,739)	(7,104)	(5,141)	(25,355)	(18,247)
	Cash cost of revenues	$477,144	$464,950	$445,995	$1,851,458	$1,696,436

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$184,029	$182,516	$184,545	$729,100	$710,683
	EMEA cash cost of revenues	187,972	180,370	161,781	720,890	629,853
	Asia-Pacific cash cost of revenues	105,143	102,064	99,669	401,468	355,900
	Cash cost of revenues	$477,144	$464,950	$445,995	$1,851,458	$1,696,436

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expense as selling, general, and administrative expense less depreciation, amortization, and stock-based compensation. We also refer to cash operating expense as cash selling, general and administrative expense or "cash SG&A".

	Selling, general, and administrative expense	$406,060	$403,386	$367,950	$1,586,064	$1,460,396
	Depreciation and amortization expense	(86,542)	(89,461)	(85,331)	(351,925)	(335,949)
	Stock-based compensation expense	(55,387)	(56,767)	(35,726)	(211,184)	(162,469)
	Cash operating expense	$264,131	$257,158	$246,893	$1,022,955	$961,978

(5)	We define cash sales and marketing expense as sales and marketing expense less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expense	$160,556	$161,574	$161,804	$651,046	$633,702
	Depreciation and amortization expense	(47,659)	(47,663)	(48,723)	(192,450)	(197,765)
	Stock-based compensation expense	(12,467)	(15,794)	(13,468)	(56,719)	(53,448)
	Cash sales and marketing expense	$100,430	$98,117	$99,613	$401,877	$382,489

(6)	We define cash general and administrative expense as general and administrative expense less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expense	$245,504	$241,812	$206,146	$935,018	$826,694
	Depreciation and amortization expense	(38,883)	(41,798)	(36,608)	(159,475)	(138,184)
	Stock-based compensation expense	(42,920)	(40,973)	(22,258)	(154,465)	(109,021)
	Cash general and administrative expense	$163,701	$159,041	$147,280	$621,078	$579,489

(7)	The geographic split of our cash operating expense, or cash SG&A, as defined above, is presented below:

	Americas cash SG&A	$155,561	$156,103	$151,279	$621,005	$590,220
	EMEA cash SG&A	69,072	65,252	59,813	257,574	234,504
	Asia-Pacific cash SG&A	39,498	35,803	35,801	144,376	137,254
	Cash SG&A	$264,131	$257,158	$246,893	$1,022,955	$961,978

(8)

We define adjusted EBITDA as income from operations excluding depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs and gain or loss on asset sales as presented below:

	Income from operations	$312,974	$285,368	$270,717	$1,169,631	$977,383
	Depreciation, amortization and accretion expense	328,295	321,746	305,130	1,285,296	1,226,741
	Stock-based compensation expense	62,126	63,871	40,867	236,539	180,716
	Impairment charges	(233)	1,189	—	15,790	—
	Transaction costs	16,545	2,991	481	24,781	34,413
	Gain on asset sales	(43,847)	(463)	—	(44,310)	(6,013)
	Adjusted EBITDA	$675,860	$674,702	$617,195	$2,687,727	$2,413,240

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$136,236	$88,494	$116,627	$413,936	$412,610
	Americas depreciation, amortization and accretion expense	165,580	168,397	159,762	668,727	635,045
	Americas stock-based compensation expense	44,878	48,377	25,662	170,102	123,461
	Americas impairment charges	(233)	1,189	—	15,790	—
	Americas transaction costs	13,378	199	273	14,830	12,715
	Americas gain on asset sales	(45,763)	—	—	(45,763)	—
	Americas adjusted EBITDA	$314,076	$306,656	$302,324	$1,237,622	$1,183,831

	EMEA income from operations	$96,453	$113,771	$86,184	$421,786	$312,163
	EMEA depreciation, amortization and accretion expense	95,264	87,010	85,731	354,930	356,241
	EMEA stock-based compensation expense	10,788	9,792	8,779	40,796	32,853
	EMEA transaction costs	2,324	2,408	796	9,015	3,036
	EMEA (gain) loss on asset sales	1,916	(463)	—	1,453	(6,013)
	EMEA adjusted EBITDA	$206,745	$212,518	$181,490	$827,980	$698,280

	Asia-Pacific income from operations	$80,285	$83,103	$67,906	$333,909	$252,610
	Asia-Pacific depreciation, amortization and accretion expense	67,451	66,339	59,637	261,639	235,455
	Asia-Pacific stock-based compensation expense	6,460	5,702	6,426	25,641	24,402
	Asia-Pacific transaction costs	843	384	(588)	936	18,662
	Asia-Pacific adjusted EBITDA	$155,039	$155,528	$133,381	$622,125	$531,129

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	72%	72%	71%	72%	71%
	EMEA cash gross margins	59%	61%	60%	60%	60%
	Asia-Pacific cash gross margins	65%	65%	63%	66%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	48%	48%	47%	48%	48%
	EMEA adjusted EBITDA margins	45%	46%	45%	46%	45%
	Asia-Pacific adjusted EBITDA margins	52%	53%	50%	53%	52%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$675,860	$674,702	$617,195	$2,687,727	$2,413,240
	Less adjusted EBITDA - prior period	(674,702)	(677,010)	(612,526)	(2,413,240)	(2,052,041)
	Adjusted EBITDA growth	$1,158	$(2,308)	$4,669	$274,487	$361,199

	Revenues - current period	$1,417,135	$1,396,810	$1,310,083	$5,562,140	$5,071,654
	Less revenues - prior period	(1,396,810)	(1,384,977)	(1,283,751)	(5,071,654)	(4,368,428)
	Revenue growth	$20,325	$11,833	$26,332	$490,486	$703,226

	Adjusted EBITDA flow-through rate	6%	(20)%	18%	56%	51%

(12)

FFO is defined as net income or loss, excluding gain or loss from the disposition of real estate assets, depreciation and amortization on real estate assets and adjustments for unconsolidated joint ventures' and non-controlling interests' share of these items.

	Net income	$124,835	$120,811	$110,022	$507,245	$365,359
	Net loss attributable to non-controlling interests	160	39	—	205	—
	Net income attributable to Equinix	124,995	120,850	110,022	507,450	365,359
	Adjustments:
	Real estate depreciation	221,143	209,903	219,217	845,798	883,118
	(Gain) loss on disposition of real estate property	(42,758)	732	3,571	(39,337)	4,643
	Adjustments for FFO from unconsolidated joint ventures	645	—	—	645	—
	FFO attributable to common shareholders	$304,025	$331,485	$332,810	$1,314,556	$1,253,120

(13)

AFFO is defined as FFO, excluding depreciation and amortization expense on non-real estate assets, accretion, stock-based compensation, restructuring charges, impairment charges, transaction costs, an installation revenue adjustment, a straight-line rent expense adjustment, a contract cost adjustment, amortization of deferred financing costs and debt discounts and premiums, gain or loss on debt extinguishment, an income tax expense adjustment, net income or loss from discontinued operations, net of tax, recurring capital expenditures and adjustments from FFO to AFFO for unconsolidated joint ventures' and non-controlling interests' share of these items.

	FFO attributable to common shareholders	$304,025	$331,485	$332,810	$1,314,556	$1,253,120
	Adjustments:
	Installation revenue adjustment	2,751	5,759	4,650	11,031	10,858
	Straight-line rent expense adjustment	773	2,716	1,687	8,167	7,203
	Amortization of deferred financing costs and debt discounts and premiums	3,613	3,196	3,009	13,042	13,618
	Contract cost adjustment	(11,556)	(10,179)	(7,348)	(40,861)	(20,358)
	Stock-based compensation expense	62,126	63,871	40,867	236,539	180,716
	Non-real estate depreciation expense	60,712	63,151	37,674	242,761	140,955
	Amortization expense	48,689	48,837	49,973	196,278	203,416
	Accretion expense (adjustment)	(2,249)	(145)	(1,734)	459	(748)
	Recurring capital expenditures	(80,925)	(47,404)	(70,234)	(186,002)	(203,053)
	(Gain) loss on debt extinguishment	52,758	(315)	12,163	52,825	51,377
	Transaction costs	16,545	2,991	481	24,781	34,413
	Impairment charges	(233)	1,189	—	15,790	—
	Income tax expense adjustment	13,502	7,592	10,147	39,676	(12,420)
	Adjustments for AFFO from unconsolidated joint ventures	2,080	—	—	2,080	—
	AFFO attributable to common shareholders	$472,611	$472,744	$414,145	$1,931,122	$1,659,097

(14)	Following is how we reconcile from adjusted EBITDA to AFFO:

	Adjusted EBITDA	$675,860	$674,702	$617,195	$2,687,727	$2,413,240
	Adjustments:
	Interest expense, net of interest income	(110,085)	(110,473)	(126,976)	(451,987)	(507,012)
	Amortization of deferred financing costs and debt discounts and premiums	3,613	3,196	3,009	13,042	13,618
	Income tax expense	(37,632)	(57,827)	(26,054)	(185,352)	(67,679)
	Income tax expense adjustment	13,502	7,592	10,147	39,676	(12,420)
	Straight-line rent expense adjustment	773	2,716	1,687	8,167	7,203
	Contract cost adjustment	(11,556)	(10,179)	(7,348)	(40,861)	(20,358)
	Installation revenue adjustment	2,751	5,759	4,650	11,031	10,858
	Recurring capital expenditures	(80,925)	(47,404)	(70,234)	(186,002)	(203,053)
	Other income	12,336	3,428	4,498	27,778	14,044
	(Gain) loss on disposition of real estate property	(42,758)	732	3,571	(39,337)	4,643
	Adjustments for unconsolidated JVs' and non-controlling interests	2,885	39	—	2,930	—
	Adjustment for gain on sale of asset	43,847	463	—	44,310	6,013
	AFFO attributable to common shareholders	$472,611	$472,744	$414,145	$1,931,122	$1,659,097

(15)	The shares used in the computation of basic and diluted FFO and AFFO per share attributable to Equinix is presented below:

	Shares used in computing basic net income per share, FFO per share and AFFO per share	85,289	85,012	80,509	84,140	79,779
	Effect of dilutive securities:
	Employee equity awards	542	559	231	539	418
	Shares used in computing diluted net income per share, FFO per share and AFFO per share	85,831	85,571	80,740	84,679	80,197

	Basic FFO per share	$3.56	$3.90	$4.13	$15.62	$15.71
	Diluted FFO per share	$3.54	$3.87	$4.12	$15.52	$15.63

	Basic AFFO per share	$5.54	$5.56	$5.14	$22.95	$20.80
	Diluted AFFO per share	$5.51	$5.52	$5.13	$22.81	$20.69

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com, OR Chip Newcom, Equinix, Inc., (650) 598-6262, cnewcom@equinix.com, OR Equinix Media Contact: Michelle Lindeman, Equinix, Inc., (650) 598-6361, mlindeman@equinix.com